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                                                                 EXHIBIT (a)(10)

HR CENTRAL
STOCK OPTION EXCHANGE PROGRAM

ON JULY 20, 2001, WE FORMALLY ANNOUNCED AN IMPORTANT OPPORTUNITY FOR ALL EMPLOYEES WHO HAVE INFORMATICA CORPORATION EMPLOYEE STOCK OPTIONS. THIS VOLUNTARY PROGRAM ALLOWS ELIGIBLE INFORMATICA EMPLOYEES (EMPLOYEES HIRED ON OR PRIOR TO JULY 20, 2001 WHO ARE NOT EXECUTIVE OFFICERS OR MEMBERS OF OUR BOARD OF DIRECTORS), TO CANCEL EXISTING OPTIONS AND EXCHANGE THEM FOR NEW OPTIONS THAT WILL BE GRANTED NO EARLIER THAN 6 MONTHS AND 1 DAY FROM THE DATE OF CANCELLATION. THE NEW GRANT(S) WILL HAVE THE SAME VESTING SCHEDULE(S) AS THE ORIGINAL GRANT(S).

ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THE OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR NOT TENDER YOUR OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER OR NOT TO TENDER YOUR OPTIONS.

THIS OFFER TO EXCHANGE HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS OFFER TO EXCHANGE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

STOCK OPTION EXCHANGE PROCESS CALENDAR

OFFER COMMENCEMENT DATE: JULY 20, 2001
OFFER EXPIRATION DATE -- SEPTEMBER 12, 2001 (unless extended)
EXPECTED NEW OPTION GRANT DATE -- MARCH 14, 2001

PROCESS/PROCEDURES


PROCESS/PROCEDURES

1. To confirm your receipt of the tender offer documents, please immediately forward Gaurav's email of July 21, 2001 announcing the program to YTOCCO@INFORMATICA.COM.

2. Carefully review the exchange plan documents -- you have time to do so. If you have questions regarding the program call Pete McGoff or Jeff True at the numbers provided below. We will also announce next week, the time and place of several Q&A sessions to be held for SF Bay Area employees, International employees and other employees throughout the US. Of course, we cannot field questions regarding individual tax situations or help you decide ultimately whether or not to participate in the program. We can help you understand how the Option Exchange Program works and make you aware of some of the risks associated with the program.

3. If you ultimately decide to participate in the program, you will need to deliver a properly completed and executed Election Form to Deborah Haynes, Stock Plan Administrator, by facsimile, via courier or by hand delivery as provided for in the Offer to Exchange document. You may also withdraw your tendered options, by delivering, prior to the expiration of the offer period, a properly completed and signed Notice to Withdraw from the Offer via the same delivery means.

FOR QUESTIONS?  CONTACT LIST

MEMORANDUM FROM GAURAV DHILLON


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OFFER TO EXCHANGE
ELECTION FORM
NOTICE TO WITHDRAW
PROMISE TO GRANT OPTIONS
FORM 10-K FOR YEAR ENDED 12/31/00
FORM 10Q FOR QUARTER ENDED 3/31/00



CONTACT LIST

Confirm receipt of tender offer/program documents (via email only please) - to YTOCCO@INFORMATICA.COM.

Questions about the program -
                            PETE MCGOFF - 650-687-6684 - PMCGOFF@INFORMATICA.COM JEFF TRUE - 650-687-6378 - JTRUE@INFORMATICA.COM

Delivery of Election/Notice to Withdraw from the Offer forms -
                                                   DEBORAH HAYNES
                                                   STOCK OPTION ADMINISTRATION
                                                   INFORMATICA CORPORATION
                                                   3350 W. BAYSHORE ROAD
                                                   PALO ALTO, CA  94303
                                                   FAX:  650-213-8364